Exhibit 10.22

Acer Therapeutics Inc.

Consulting Agreement

THIS AGREEMENT effective as of the 5th day of February, 2016, by and between Acer Therapeutics Inc., a Delaware corporation having a place of business at 222 Third Street, Suite 2240, Cambridge, MA 02142, USA (the “Company”), and Harry Palmin having an address at                                  (the “Consultant”).

W I T N E S S E T H:

WHEREAS, Consultant possesses the necessary expertise to serve as a consultant to the Company;

WHEREAS, the Company wishes to retain Consultant to perform services for and on behalf of the Company; and

WHEREAS, Consultant is willing to perform such services for the consideration and on the terms set forth in this Agreement;

NOW, THEREFORE, in consideration of the premises and the mutual promises set forth below, the parties agree as follows:

1. Scope of Work.

Consultant shall perform such consulting and advisory services in furtherance of the business purposes of the Company as described on Exhibit A (the “Work”), as well as any other work that is reasonably requested by the Company. Consultant shall perform the Work under the direction of such person(s) as the Company may designate. During the term of this Agreement, Consultant shall perform the Work as mutually agreed by Consultant and Company and shall use Consultant’s best efforts in performing the Work.

2. Compensation.

Compensation. As full consideration for any Services performed hereunder, the Company shall compensate Consultant in accordance with and subject to the terms set forth in the attached Exhibit B. Consultant shall not be entitled to any benefits, coverages or privileges, including, without limitation, social security, unemployment, medical or pension payments, made available to employees of Company. In addition, the Company shall reimburse Consultant for all reasonable out-of-pocket expenses actually incurred by Consultant in furtherance of performing the Work that were approved in advance by the Company. In no event shall Consultant be entitled to compensation, reimbursement of expenses or costs, except as provided in this Section 2 and Exhibit B, or any fees or other compensation on the basis of quantum meruit, promissory estoppel, or detrimental reliance.

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3. Consultant’s Warranties.

(a) Consultant represents and warrants that Consultant has disclosed to the Company, and shall, on request, during the term of this Agreement disclose to the Company, the identities of all other persons or entities with which Consultant is affiliated as an employee, independent contractor, shareholder, officer, director, partner or otherwise, and any existing or contemplated activity that might involve a conflict of interest; and Consultant shall recognize and avoid any situation that might involve a conflict of interest, including, without limitation, performing any portion of the Work during Consultant’s normal working hours for, or by using any of the equipment or facilities of, any other person or entity with which Consultant has a consulting or employment relationship.

(b) Consultant represents and warrants that Consultant is authorized to enter into and perform this Agreement, and Consultant is not subject to, and shall not in the future enter into, any contract or agreement with any person, corporation, government agency or other entity that could, in any manner, impede or prevent Consultant from giving, and the Company from receiving, the benefit of the Work to be performed under this Agreement.

(c) Consultant represents and warrants that no information to be disclosed to the Company in performance of this Agreement was or shall be acquired by Consultant pursuant to any relationship in which Consultant was obligated to hold such information in confidence for the benefit of any third party or by any unlawful or otherwise improper means.

(d) Consultant represents and warrants that, to the knowledge of Consultant, no information, materials or other products or results of the Work delivered to the Company under this Agreement shall infringe upon, conflict with or violate any patent rights, copyrights, trade secrets or other proprietary rights, however denominated, of any person or entity.

(e) Consultant represents and warrants that Consultant is not and has not been excluded from participation in any federal, provincial or state health care program, debarred by the Food and Drug Administration, of any other applicable regulatory authority or otherwise debarred from contracting. The Consultant represents, warrants and covenants that Consultant has not been convicted of or plead no contest to any felony, or to any federal or state legal violation relating to prescription drug products. To the extent any Services will be performed in the United States, Consultant further represents, warrants and covenants that the Consultant has and shall continue to have throughout the term of this Agreement, the right and authority to perform the Services hereunder in the United States and will not require the sponsorship by Company.

4. Rights in Intellectual Property.

(a) Consultant agrees that all discoveries, developments, inventions, ideas, concepts, research and other information, processes, products, methods and improvements or parts thereof, whether or not patentable or subject to copyright protection or other forms of proprietary protection, however denominated, and whether or not reduced to tangible form, memorialized or reduced to practice, that are written, conceived, developed, reduced to practice or otherwise made by Consultant, whether alone or jointly with others, in the course of, relating to or arising out of any of the Work (hereinafter collectively referred to as the “Developments”) shall be the sole

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property of the Company. Consultant further agrees that the originals and all copies of all notebooks, disks, tapes, computer programs, reports, proposals and other documents and materials evidencing, incorporating, constituting, representing, memorializing, embodying, capable of performing or displaying, or recording any Development or Confidential Information (as hereinafter defined) or of any other information or materials furnished to Consultant by the Company, however and whenever produced (whether by Consultant or others), shall be the sole property of the Company.

(b) Consultant agrees that all of the Developments, including, without limitation, all parts thereof, and any memorialization thereof by electronic or manual storage, transcription, or recording, and any display, performance or modification thereof or derivative work based thereon, is work made for hire under the copyright laws of the United States especially ordered and commissioned by the Company. The Company shall be deemed the sole author, creator, and inventor, as the case may be, of the Developments.

(c) Consultant agrees to and hereby does, assign, to the Company all of Consultant’s right, title and interest throughout the world in all Developments and to anything tangible which evidences, incorporates, constitutes, represents, memorializes, embodies, performs, displays or records any such Development. Consultant hereby assigns and, to the extent any such assignment cannot be made at present, Consultant hereby agrees to assign to the Company all copyrights, patents, trademarks and other proprietary rights, however denominated, Consultant may have in any such Developments, together with the right to file for or own wholly without restriction United States and foreign copyrights, patents, trademarks and other proprietary rights, however denominated, with respect thereto.

(d) Consultant specifically agrees and acknowledges that the foregoing assignment covers all results, outputs and products of his Work prior to the date hereof that related to the Company, in any capacity and all related copyrights, patents, trademarks or other proprietary rights, however denominated, and that all such results, outputs and products shall be Developments hereunder and the sole property of the Company.

(e) Consultant hereby undertakes, without payment of any consideration to Consultant in addition to the compensation described in Section 2, to promptly assign all Developments to the Company; assist the Company in every reasonable manner to obtain thereon patents, copyrights, and other forms of proprietary protections, however denominated, in any and all countries for the Company’s benefit; execute all such patent applications, patent or copyright assignments, registrations and applicants that may be required for other forms of proprietary protection, however denominated, and other lawful documents, and to take all such other actions, as the Company may request to obtain for the Company all right, title and interest in and to any of the Developments or otherwise to carry out the purposes of this Agreement. Without limiting the foregoing, if Consultant is called upon after termination of this Agreement or performance of the Work to assist the Company as provided herein (other than as provided in this Section 4(e)), Consultant shall be entitled to reasonable fees for services rendered in providing such assistance. The out-of-pocket cost of prosecuting patent applications and obtaining copyright registration shall be borne by the Company.

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(f) Notwithstanding the warranties set forth in Section 3, if Consultant incorporates into any Developments any information, materials or other technology owned by Consultant or in which Consultant has any interest, Consultant hereby grants, and to the extent any such grant cannot be made at the present, Consultant agrees to grant to the Company a non-exclusive, royalty-free, irrevocable, perpetual, transferable worldwide license, with the right to sublicense, to make, use, refrain from using, sell, offer for sale, import, modify, delete, add to, reproduce, create derivative works based upon, distribute, perform, display or exploit in any way, such information, materials or other technology, in whole or in part, by any means, now known or later developed, in all languages.

(g) It is understood that Sections 4 and 5 of this Agreement apply, without limitation, to any and all oral communications and writings, including, without limitation, notes, drawings, specifications, sales, marketing and financial plans, and studies and reports that are prepared, compiled or acquired by Consultant during the term of this Agreement.

5. Non-Disclosure and Confidentiality.

(a) The Company shall provide Consultant with such information about the Company, its business, products and services as the Company, in its sole discretion, shall deem necessary or appropriate to enable Consultant to carry out Consultant obligations under this Agreement. Consultant agrees that Consultant shall not seek any additional information about the Company from employees of the Company or otherwise.

(b) Consultant acknowledges that in the course of performing Work relating to the Company, Consultant shall receive information about, and access to, trade secrets and other confidential and proprietary information (including, without limitation, the information and materials described in Section 4 of this Agreement) which are vital to the competitive position and success of the Company. During the term of this Agreement and thereafter, Consultant shall hold strictly confidential and shall not disclose to any person or entity outside of the Company any of the Confidential Information except with the prior written direction or permission of a duly authorized officer of the Company. Consultant shall not use any of the Confidential Information other than as necessary to conduct the Work and for the sole benefit of the Company.

(c) The term “Confidential Information” as used throughout this Agreement shall mean all Developments and all trade secrets, confidential or proprietary information and other data or information (and any tangible evidence, record or representation thereof), whether prepared, conceived or developed by an employee or consultant of the Company (including Consultant) or received by the Company from an outside source, which is in the possession of the Company (whether or not the property of the person) and which is maintained in secrecy or confidence by the Company or which might permit the Company or any of its customers to obtain a competitive advantage over competitors who do not have access to such Developments, trade secrets, confidential or proprietary information or other data or information.

(d) Consultant understands that the Company from time to time has in its possession information (including product and development plans and specifications) which is claimed by others to be proprietary and which the Company has agreed to keep confidential. Consultant

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agrees that all such information shall be Confidential Information for purposes of this Agreement.

6. Non-Competition, Non-Solicitation.

(a) During the term of this Agreement and for a period of one year after the termination thereof, Consultant shall not, directly or indirectly, provide services which are substantially similar to the services that the Consultant provided to the Company, whether as owner, stockholder, director, officer, manager, employee, agent or consultant or otherwise to any individual, business, firm or corporation which is in competition or intends at any time to compete with any products or services similar to any products or services provided, or proposed to be provided by the Company at the time of such termination (each, a “Competing Company”) unless with the express written agreement of the Company. Such express written agreement is not required in the event Consultant provides services to a Competing Company for a product or service that does not compete with Company’s products or services.

(b) During the term of this Agreement and for a period of one year after the termination thereof, Consultant shall not, in any capacity, directly or indirectly, request, cause, solicit, induce, attempt to hire or hire any employee of the Company (or any other person who may have been employed by the Company during the term of this Agreement) to perform work or services for any person or entity other than the Company, or assist in such hiring by any other person or business entity or encourage any such employee to terminate his or her employment with the Company.

(c) During the term of this Agreement and for a period of one year after the termination thereof, Consultant shall not, in any capacity, directly or indirectly, on his own behalf or on behalf of any other person or entity, solicit or accept business from, or provide services that are substantially similar to the services the Consultant provided to the Company to any customer with whom the Company had business dealings at the time of such termination or any prospective customer of the Company that was served or solicited by Consultant during the term of this Agreement.

7. Relationship of the Parties.

This Agreement shall not create any relationship of employment, principal and agent, partnership or joint ventures between the Company and Consultant. Consultant shall have full responsibility for payment of, and shall pay, all compensation, social security, unemployment, withholding and other taxes and charges for all persons engaged by him in the performance of services hereunder, as and when the same become due and payable, and the Company shall have no obligation to pay or make available any employee benefit to Consultant or any person employed by or associated with Consultant.

8. Term and Termination.

(a) This Agreement shall be effective as of the date first above written and shall continue for a term of three months, or this Agreement is terminated by the Company as provided in this Section 8.

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(b) The Company may terminate this Agreement by sending a fourteen (14) day written notice of termination to Consultant at any time. Following any such termination, the Company shall have no further liability or obligation to Consultant.

(c) The Consultant may terminate this agreement by sending a thirty (30) day written notice of termination to Company at any time. Following any such termination, the Consultant shall have no further obligation to Company.

(d) This Agreement shall terminate automatically if a petition in bankruptcy or seeking reorganization is filed by or against Consultant, if an assignment for the benefit of creditors is made by Consultant or if a receiver is appointed to take charge of all or part of Consultant’s assets or properties.

(e) The Company may withhold final payment under this Agreement until its receipt of all information, materials and other property required to be returned or delivered to the Company by Consultant hereunder, accompanied by a certificate of Consultant, certifying that the information, materials and other property actually delivered to the Company constitute all information, materials and other property required to be returned or delivered hereunder.

(f) Consultant understands and agrees that Consultant’s obligations under Sections 3, 4, 5, 6, 7 and 9 hereof and this Section 8 shall survive and shall not be affected by any expiration or earlier termination of this Agreement.

9. Miscellaneous.

(a) Any notice required or permitted to be given under this Agreement shall be given in writing and sent by certified mail or email to the party at the address set forth below or to such other address as such party shall have designated in writing:

If to the Company:	Acer Therapeutics Inc.
222 Third Street, Suite 2240
Cambridge, MA 02142
Attn: Chris Schelling, Interim CEO, COO
Phone:
Email:

If to Consultant:	Harry S. Palmin
Address:
Phone:
Email:

(b) This Agreement sets forth the entire agreement and understanding between the parties with respect to the subject matter hereof, and supersedes all prior oral and written agreements and understandings between them relating thereto. In the event of any inconsistency between this Agreement and any other contract between the Company and Consultant, the provisions of this Agreement shall prevail.

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(c) No waiver or amendment of any of the provisions of this Agreement shall be binding unless made in writing and signed by the parties. No failure on the part of any party to exercise, or delay in exercising, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or remedy by such party preclude any other or further exercise thereof or the exercise of any other right or remedy. A waiver on one occasion shall not constitute a waiver on any further occasion. All rights and remedies hereunder are cumulative and in addition to and not exclusive of any other rights and remedies provided by law.

(d) This Agreement is personal to Consultant, and Consultant shall not delegate or assign any of their rights, duties or obligations hereunder. Any purported assignment or delegation thereof by Consultant shall be void and ineffective. Consultant shall perform Consultant’s duties and obligations hereunder alone or in cooperation with employees of the Company only, and shall not retain, or use other persons to assist Consultant, or work with other persons, in performing such duties and obligations.

(e) This Agreement shall be binding upon, and inure to the benefit of, the parties and their respective heirs, legal representatives, successors and assigns.

(f) Consultant acknowledges that money damages alone shall not adequately compensate the Company for breach of any of Consultant’s obligations under Sections 4, 5, and 6 hereof and, therefore, agrees that in the event of any breach or threatened breach of any such obligation, in addition to all other remedies available to the Company, at law, in equity or otherwise, the Company shall be entitled to injunctive relief compelling specific performance of, or other compliance with, the terms of such Sections. Monetary damages shall be limited to total cash compensation paid by the Company to Consultant, for the recovery of such damages by the Company.

(g) In the event that any provision of this Agreement shall be determined to be unenforceable by reason of its extension for too great a period of time or over too large a geographic area or over too great a range of activities, it shall be interpreted to extend only over the maximum period of time, geographic area or range of activities as to which it may be enforceable. If, after application of the immediately preceding sentence, any provision of this Agreement shall be determined to be invalid, illegal or otherwise unenforceable by any court of competent jurisdiction, the validity, legality and enforceability of the other provisions of this Agreement shall not be affected thereby. Except as otherwise provided in this Section 9(g), any invalid, illegal or unenforceable provision of this Agreement shall be severable, and after any such severance all other provisions hereof shall remain in full force and effect.

(h) This Agreement shall be governed by, and construed and enforced in accordance with, the substantive laws of The Commonwealth of Massachusetts, without regard to its principles of conflicts of laws.

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(i) This Agreement may be executed in more than one counterpart and signature pages may be exchanged by facsimile or pdf. For purposes of this Agreement, a signed copy shall have the same force and effect as an original signed agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the day and year first above written.

Acer Therapeutics Inc.

By:	/s/ Christopher Schelling
Name: Christopher Schelling
Title: Interim CEO, COO

Date: February 5, 2016

Consultant

By:	/s/ Harry S. Palmin
Name: Harry Palmin

Date: February 5, 2016

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Exhibit A

Description of the Work

Provide support for the business operations and finance

Help transition key information and processes to Acer management or Executive Assistant

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Exhibit B

Description of Compensation

$20,000 per month, for three (3) months, payable via Acer payroll (distributed every other week, and subject to normal taxes and withholdings). All compensation and expense reimbursements to be paid under this Agreement shall be paid to the Consultant in U.S. Dollars.

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